                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              BOWNE & CO., INC.
                (Name of Registrant as Specified in Its Charter)

                              BOWNE & CO., INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
   1 Set forth the amount on which the filing fee is calculated and state how it was determined.

- --------------------------------------------------------------------------------

                TO ASSURE YOUR REPRESENTATION AT THE MEETING,
                 PLEASE DATE AND SIGN THE ENCLOSED PROXY AND
                 RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

- --------------------------------------------------------------------------------

                                    (LOGO)

                              BOWNE & CO., INC.
                              345 Hudson Street
                           New York, New York 10014

                                (212) 924-5500

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1995 Annual Meeting of Stockholders of BOWNE & CO., INC. will be held at the offices of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, on Thursday, March 23, 1995, beginning at 11:00 A.M. local time, for the following purposes:

          1. To elect two nominees to serve as Class II directors of the Company for three-year terms and until their respective successors shall be elected and shall qualify;

          2. To ratify the appointment of auditors of the Company for the fiscal year ending October 31, 1995; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 1, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                   By Order of the Board of Directors,

                                                        DOUGLAS F. BAUER
                                                             Corporate Secretary

New York, New York
February 3, 1995

                                     (LOGO)

                               BOWNE & CO., INC.
                               345 Hudson Street
                            New York, New York 10014

                                 (212) 924-5500

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of BOWNE & CO., INC. (the "Company") in connection with the solicitation of proxies for use at the 1995 Annual Meeting of Stockholders, which is to be held at the offices of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, on March 23, 1995, beginning at 11:00 A.M. local time, and at any adjournment thereof.

     Proxies delivered pursuant to this solicitation are revocable at the option of the persons executing the same, prior to their exercise, by attendance and voting at the Annual Meeting or by written notice delivered to the Corporate Secretary of the Company prior to the meeting, and are solicited by and on behalf of the Board of Directors of the Company. Unless previously revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein. If no such directions are given, the shares represented by such proxies will be voted in favor of the election of directors, the ratification of the appointment of auditors, and in accordance with the discretion of the named attorneys-in-fact and agents on other matters that may properly come before the meeting.

     The cost of this solicitation will be borne by the Company. Proxies may be solicited by personal interview, telephone and telegraph, as well as by use of the mails. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that connection. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration for such participation.

     On February 1, 1995, the record date for the Annual Meeting, the Company had outstanding 17,379,853 shares of its Common Stock, Par Value $.01 Per Share (the "Common Stock"), and there were no outstanding shares of any other class of stock. Each holder of the Common Stock is entitled to one vote for each share of such stock held by him. Only stockholders of record at the close of business on February 1, 1995, will be entitled to vote at the Annual Meeting. A majority of the outstanding shares, whether present in person or by proxy, is required to constitute a quorum to transact business at the meeting. The abstention of a stockholder on any issue submitted to a vote and a proxy given by a broker who fails or is not authorized to vote on that issue will both be counted in determining the presence of a quorum but not in tabulating the vote on that issue, and thus neither will have an effect on the outcome of the vote. Votes will be tabulated by The Bank of New York.

     The Company intends to cause this Proxy Statement to be mailed to its stockholders of record beginning on or about February 3, 1995.

Principal Stockholders of the Company

     As of the record date for the Annual Meeting, the following named individuals owned beneficially the numbers of shares and the percentages of the outstanding Common Stock of the Company shown respectively below. The inclusion here of shares owned directly or indirectly by family members or trusts for their benefit is not an admission of beneficial ownership.

                             PRINCIPAL STOCKHOLDERS

                                                                                   Number        Percent of
                      Name                                                        of Shares     Outstanding
                 --------------                                                 ------------   -------------
        Thomas O. Stanley......................................................   1,829,234         10.5%
        Edmund A. Stanley, Jr..................................................   1,000,000          5.8%

     Thomas O. Stanley is currently a director of the Company and a nominee for reelection at the meeting; interested persons may write to him in care of the Corporate Secretary of the Company at 345 Hudson Street, New York, New York 10014. The address of Edmund A. Stanley, Jr., who is the brother of Thomas O. Stanley but no longer an affiliate of the Company since his retirement from the Board, is "Maplehurst," 221 South Street, Oxford, Maryland 21654.

     In addition, the Company has learned that two investment fund managers have reported pursuant to the Securities Exchange Act of 1934 that each of them held more than 5% of the Company's outstanding Common Stock during 1994. One of these, FMR Corp. with offices at 82 Devonshire Street, Boston, Massachusetts 02109, has reported that a group of related investment funds which includes the Fidelity Magellan Fund and the Fidelity Balanced Fund held an aggregate of 1,246,000 shares of the Common Stock and that the group shared the voting power as to all but 6,300 of those shares with their beneficial owners. These holdings represented 7.2% of the Company's shares outstanding on the record date.

     The other investment fund manager which has filed such a report is C.S. McKee & Co., Inc., with offices at 1 Gateway Center, Pittsburgh, Pennsylvania 15222. The latter firm has indicated that funds which it manages, including several pension funds for public employees in the State of Pennsylvania, held an aggregate of 1,206,700 shares of the Common Stock, of which all but approximately 241,000 shares were held with shared voting power. These holdings represented 6.9% of the Company's shares outstanding on the record date.

     The Company believes that the holdings reported by FMR Corp. and by C.S. McKee & Co., Inc. were acquired in the ordinary course of their respective investment management businesses for the accounts of numerous beneficial owners.

     The Company knows of no other person who may be deemed to own beneficially more than 5% of the outstanding Common Stock.

Election of Directors

     Action will be taken at the Annual Meeting for the election of two nominees to be Class II directors, each to serve for a three-year term and until his successor is duly elected and qualifies. The Board of Directors recommends a vote in favor of each of its two nominees: Robert M. Conway and Thomas O. Stanley. The election will be determined as to each nominee by a plurality of the votes duly cast by stockholders entitled to vote at the Annual Meeting.

     Indicated in the table below are the principal occupations for the last five years of the two nominees in Class II and of the other seven incumbent directors, one of whom will retire prior to the

Annual Meeting. Their beneficial ownership of the outstanding Common Stock of the Company as of the record date for the Annual Meeting is also shown in the table.

                             THE BOARD OF DIRECTORS

                                                                                       Director       Shares of
                                                                                        of the       Common Stock
                                                                                       Company       Beneficially
                 Name(1)            Principal Occupation and Directorships    Age       Since          Owned(2)
- ---------------------------------  ----------------------------------------   ----    ----------    --------------
NOMINEES FOR ELECTION AS CLASS II DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1998:

    Robert M. Conway(3)..........  Limited Partner, Goldman, Sachs & Co.       50        1994

    Thomas O. Stanley(4).........  Retired; formerly Staff Vice President,     67        1968         1,829,234(5)
                                     Research Programs, RCA Laboratories

Class III directors, whose terms will expire in 1996:

    Edward H. Meyer..............  Chairman of the Board and President,        68        1983             2,400
                                     Grey Advertising Inc.; also director of
                                     The May Department Stores Company,
                                     Harman International Industries, Inc.,
                                     Ethan Allen Interiors Inc. and several
                                     mutual funds advised by Merrill Lynch
                                     Asset Management, Inc. or its
                                     affiliates

    H. Marshall Schwarz..........  Chairman of the Board and Chief             58        1986               400
                                     Executive Officer, U.S. Trust
                                     Corporation; also director of Atlantic
                                     Mutual Companies

    Wendell M. Smith.............  Chairman of the Board, President and        59        1992               100
                                     Chief Executive Officer, Baldwin
                                     Technology Company, Inc.; also
                                     director of American Maize Products
                                     Corporation

Class I directors, whose terms will expire in 1997:

    Richard H. Koontz............  Chairman of the Board, President and        54        1984           130,155(6)
                                     Chief Executive Officer of the Company

    Beverley B. Wadsworth........  Director, Amsterdam Nursing Home Corpo-     54        1990             3,000
                                     ration; formerly Chairman of the Board
                                     and President, Continental Guaranty &
                                     Credit Corporation; also director of
                                     Cass County Iron Company

    Richard R. West..............  Professor of Finance, New York              56        1994             2,000
                                     University; formerly also Dean of the
                                     School of Business, New York
                                     University; also director of Smith
                                     Corona Corporation, Alexander's Inc.,
                                     Vornado Realty Trust, RE Capital
                                     Corporation and several mutual funds
                                     advised by Merrill Lynch Asset Manage-
                                     ment, Inc. or its affiliates

Class II director who will retire before the Annual Meeting:

    John R. Haire(7).............  Chairman of the Committee of Independent    69        1979             2,520
                                     Directors, Dean Witter Group of
                                     Investment Companies; also director of
                                     Washington National Corporation,
                                     Anchor Corporation and several
                                     investment companies managed by Dean
                                     Witter Reynolds, Inc. or its
                                     affiliates

- ---------------

(1) See "Certain Committees of the Board" for memberships on committees.
(2) The only director or nominee who owns in excess of 1% of the outstanding Common Stock is Mr. Stanley (10.5%).
(3) Mr. Conway was elected by the Board to fill the vacancy created by the retirement of Edmund A. Stanley, Jr. from the Board as of July 9, 1994.
(4) The Company's by-laws provide that no director may continue to serve on the Board of Directors, and no other person may be nominated or elected to the Board, after he or she has attained the age of seventy. In view of this provision, Mr. Stanley has advised the Company that, if elected, he intends to step down from the Board on or before May 15, 1997, and will not therefore serve out the entire term for which he has been nominated. A vacant seat on the Board may be filled by a candidate elected by the remaining directors to serve until the next following Annual Meeting of Stockholders.
(5) Includes 318,230 shares held by Mr. Stanley's spouse, as to which shares he disclaims beneficial ownership.
(6) Includes options to purchase 65,075 shares which are currently exercisable by Mr. Koontz under the Company's Stock Option Plans or will become exercisable within sixty days after the record date of the Annual Meeting, but excludes shares held by the Employees' Stock Purchase Plan (referred to below in notes to the "Summary Compensation Table" and the table entitled "Security Ownership of Management"), of which he is a trustee.
(7) Pursuant to the by-law provision mentioned above in Note 4, Mr. Haire has advised the Company that he intends to retire from the Board on or before February 11, 1995. Therefore, he will not be an incumbent director on the date of the Annual Meeting.

- ---------------

Certain Committees of the Board

     The Board of Directors has four standing committees, the functions and present membership of which are described below.

     The Executive Committee has much of the authority of the Board of Directors other than for fundamental corporate changes or actions which require the vote of the full Board according to New York State law or the Company's by-laws. The members are Mr. Stanley (Chairman), Mr. Haire (retiring) and Messrs. Koontz, Meyer and Schwarz.

     The Audit Committee selects independent public accountants to serve as the Company's auditors, reviews with the chief financial officer of the Company and the auditors the scope and results of their audit, the fees charged and the other activities performed by the auditors for the Company, reviews internal controls and inquires into special accounting and related matters. The members are Ms. Wadsworth (Chairman) and Messrs. Conway, Smith and West.

     The Finance Committee reviews the investment portfolio and financial reports of the Company, approves its investment policies and the allocation of assets to various investment programs of the Company, and reviews the investment performance of the fund managers of the respective trusts for the Company's Pension Plan, Profit-Sharing Plan and Employees' Stock Purchase Plan. The members are Mr. Stanley (Chairman) and Messrs. Conway, Meyer and West.

     The Compensation and Nominating Committee reviews and approves salaries and benefits for the executive officers of the Company and the chief operating officer of each subsidiary, as well as significant changes in retirement and other employee benefit plans, prior to submission to the Board of Directors for approval. The Committee also considers and recommends for Board approval candidates for the Board of Directors who have been suggested by management, by other members of the Board or by stockholders and other interested parties. Stockholders may suggest Board candidates by writing to the Chairman of the Committee, in care of the Corporate Secretary of the Company. The members of the Committee are Mr. Schwarz (Chairman), Mr. Haire (retiring), Mr. Smith and Ms. Wadsworth.

Meetings, Attendance and Fees

     During the Company's fiscal year ended October 31, 1994, the full Board of Directors held five meetings. The Audit and Finance Committees each met twice, and the Compensation and Nominating Committee met four times. The Executive Committee did not meet but took action four times during the year with resolutions unanimously adopted by the written consent of its members. The only members of the Board who attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which they respectively served were Mr. Conway, who was unable to attend any of three meetings that had been scheduled prior to his election to the Board; Mr. Haire, who was unable to attend three of nine meetings which he was eligible to attend; and Mr. Meyer, who was unable to attend four of nine meetings he was eligible to attend.

     Directors not employed by the Company were paid an annual retainer of $13,500 during 1994, plus a fee of $750 for each Board meeting attended. The annual fee for members of the Executive Committee not employed by the Company was $1,000. Those directors who served on the Audit, Finance, and Compensation and Nominating Committees were paid a fee of $750 for each committee meeting attended, and the chairman of each such committee a fee of $1,250 for each meeting at which he or she presided. All directors were offered reimbursement for travel expenses, if any, incurred in connection with Board and committee meetings attended.

     The Company also has a retirement plan for non-management members of the Board who are not entitled to benefits under the Company's Pension Plan for employees. Under this plan, the amount of the retirement benefit will be five times the aggregate of annual retainer payments made by the Company to an eligible director during his or her last twelve months of Board service, subject to certain vesting rules. The director will be eligible to receive this benefit in five annual installments after he or she either reaches the age of sixty or retires from the Board, whichever occurs later. There are also provisions for distribution of the unpaid benefit in the event of a director's death or a change of corporate control.

Compensation Committee Interlock and Insider Participation

     During the 1994 fiscal year, only two persons served on the Compensation and Nominating Committee in addition to the directors identified above as the current members of that Committee. They were Mr. Meyer, who stepped down as chairman of the Committee as of June 23, 1994 pursuant to the Company's guidelines for the routine rotation of committee memberships, and Edmund A. Stanley, Jr., who reached mandatory retirement from the Board and its committees with his seventieth birthday on July 9, 1994. No member of the Compensation and Nominating Committee was an officer or employee of the Company or any of its subsidiaries during the year, although Edmund A. Stanley, Jr. had been President of the Company prior to his retirement from that office in 1974. Except for one charitable foundation which is exempt from tax under Section 501(c)(3) of the Internal Revenue Code of 1986 and which is affiliated with the Company, none of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any officer of which served either on the Board of Directors or on the Compensation and Nominating Committee of the Company.

Executive Compensation

     The following table summarizes the aggregate cash compensation, including incentive compensation, paid by the Company to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company during the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                                        Compensation:
                                                  Annual Compensation      Shares
               Name and                           --------------------   Underlying   All Other
          Principal Position             Year      Salary      Bonus      Options    Compensation(*)
- ---------------------------------------  -----    --------    --------  ------------ ------------
Richard H. Koontz......................   1994    $340,000    $360,000     15,000      $112,160
  President                               1993     325,000     450,000     20,000       143,439
     and CEO                              1992     310,000     350,000     20,226       112,190

James P. O'Neil........................   1994     160,000     100,000      6,000        28,631
  Vice President,                         1993     150,000     140,000      7,500        38,754
     Finance                              1992     140,000     100,000      5,000        30,768

Brendan Keating........................   1994     150,000      70,000      6,000        22,695
  Vice President                          1993     140,000     120,000      6,000        32,946
                                          1992     135,000      85,000     15,000        26,729

Allen D. Marold........................   1994     135,000      75,000      5,000        21,690
  Vice President, Human                   1993     130,000     115,000      5,000        30,056
     Resources and Administration         1992     125,000      90,000      4,000        25,978

Thomas J. Vos..........................   1994     130,000      65,000      5,000        20,184
  Vice President,                         1993     130,000     105,000      5,000        28,030
     Marketing                            1992     130,000      80,000      9,000        25,827

- ---------------

(*) The amounts listed in this column represent the total of the Company's contributions under its Profit-Sharing Plan and under its Employees' Stock Purchase Plan, as well as certain payments made under a supplemental arrangement related to the former. The Profit-Sharing Plan is a defined contribution plan meeting regulatory requirements, under which contributions are determined annually by the boards of directors of participating subsidiaries, subject to limitations imposed by Internal Revenue Service regulations. The Employees' Stock Purchase Plan, also a defined contribution plan meeting regulatory requirements, permits employees of participating subsidiaries, if they qualify and elect to participate, to contribute up to $100 per month and provides for matching contributions by the Company equal to one half of such amounts. The aggregate of all contributions to the Employees' Stock Purchase Plan is invested by its trustees in shares of the Company's Common Stock, and dividends thereon are likewise reinvested. The supplemental arrangement was adopted with respect to key employees who would otherwise be adversely affected by the limits imposed by the Employee Retirement Income Security Act of 1974, as amended, upon the Company's contributions under the Profit-Sharing Plan.

          The figures listed in the table exclude non-cash compensation which is not properly categorized as salary or bonus. Such non-cash compensation included customary perquisites and did not exceed the lesser of either $50,000 or 10% of the compensation listed for any executive officer of the Company. The cost to the Company of group employee benefit plans for medical, hospitalization and dental benefits, long-term disability insurance and other fringe benefits with respect to executive officers of the Company is also excluded from the figures listed in the table because the plans under which such benefits are paid are available generally to all salaried employees of the Company and do not discriminate in favor of the executive officers of the Company.

          Rules defining the deductibility of compensation paid by a public company to certain executive officers in excess of $1 million were changed by the enactment in 1993 of Section 162(m) of the Internal Revenue Code. Compensation resulting from grants made under the Company's Stock Option Plans, however, are exempted from those new rules until March 1997, and no executive officer of the Company has been compensated in excess of $1 million when options are excluded from consideration. Consequently, the Company has not yet found it necessary to adopt a policy as to how compensation in excess of $1 million may be qualified for deductibility.

     Two successive Stock Option Plans have been adopted by the Board of Directors of the Company and approved by its stockholders, both providing for the grant of incentive stock options to the five executive officers of the Company identified above, as well as to other key employees, to purchase shares of the Company's Common Stock. The 1981 Stock Option Plan expired by its terms as of December 16, 1991, although a number of options granted thereunder remain outstanding. The 1992 Stock Option Plan was approved by the Company's stockholders on March 26, 1992. An option granted under either of these plans may be exercised until the tenth anniversary of the date when granted, unless the option has terminated earlier in accordance with its provisions. When each option may be exercised during that term was or will be determined by the Board or by the Compensation and Nominating Committee of the Board on the date of the relevant grant, although the Board or the Committee may, in its discretion, accelerate the exercisability of any outstanding option. The purchase price of shares purchased pursuant to options granted under either of the plans may not be less than the fair market value of the Common Stock of the Company, determined as provided in the plans, on the date of the grant.

     During the 1994 fiscal year, options were granted under the 1992 Stock Option Plan to each of the five previously identified executive officers of the Company. In each case, the option price was the fair market value of the Common Stock as determined by taking the mean between the highest and the lowest sales prices reported on the American Stock Exchange on December 16, 1993, the date of the grant. The options allow each holder to purchase 50% of the covered shares on and after the fourth anniversary of the grant, and the remaining 50% on and after the fifth anniversary. The individual grants were as follows:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Potential
                                                                                Realizable Value at
                                       % of Total                                 Assumed Annual
                             Number     Options                                   Rates of Stock
                           of Shares   Granted to                               Price Appreciation
                           Underlying  Employees    Exercise                    for Option Term(*)
                            Options    in Fiscal     Price        Expiration    -------------------
           Name             Granted       Year     Per Share         Date          5%        10%
- -------------------------- ----------  ----------  ----------    -------------  --------   --------
Mr. Koontz................   15,000        7.0%     $19.0625     Dec. 15, 2003  $179,825   $455,711
Mr. O'Neil................    6,000        2.7%      19.0625     Dec. 15, 2003    71,930    182,284
Mr. Keating...............    6,000        2.7%      19.0625     Dec. 15, 2003    71,930    182,284
Mr. Marold................    5,000        2.3%      19.0625     Dec. 15, 2003    59,942    151,904
Mr. Vos...................    5,000        2.3%      19.0625     Dec. 15, 2003    59,942    151,904

- ---------------

(*) This presentation is made in order to disclose the potential value which would accrue to the option holder if the option were exercised the day before it will expire and if the value per share had appreciated at a compounded annual rate of either 5% or 10%, as indicated above each column. The application of an absolute mathematical formula results in a higher potential realizable value for options granted at a time when the market value is relatively high. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission on disclosure of executive compensation. The Company does not advocate or necessarily agree that these rates are indicative of future growth in the market price of the Common Stock.

- ---------------

     No options granted under the aforementioned 1992 Stock Option Plan have yet become exercisable. During the 1994 fiscal year, three of the Company's five previously identified executive officers exercised stock options granted under the aforementioned 1981 Stock Option Plan. In the following table, where those exercises are listed, amounts have been calculated to represent the realized values using the closing prices of the Common Stock on the American Stock Exchange for the respective dates of exercise:

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                             Value of
                                                               Number of                    Unexercised
                                                              Unexercised                  In-the-Money
                          Number                              Options at                    Options at
                         of Shares                          Fiscal Year-End               Fiscal Year-End
                         Acquired         Value       ---------------------------   ---------------------------
         Name           on Exercise     Realized      Exercisable   Unexercisable   Exercisable   Unexercisable
- ----------------------  -----------   -------------   -----------   -------------   -----------   -------------
Mr. Koontz............         --              --        52,575         98,357        $230,141       $160,739
Mr. O'Neil............      5,745        $ 69,954        17,250         31,250          34,969         48,656
Mr. Keating...........         --              --         7,492         41,500          16,045         84,578
Mr. Marold............      5,800          69,562        15,700         22,000          48,772         32,828
Mr. Vos...............     10,000         137,500        12,000         32,000          26,109         65,950

     The Company has no employment contract with any of the five previously identified executive officers and, except as described below, no compensatory arrangement with any of those officers under which benefits will become payable as a result of the termination of employment or a change of corporate control. The Company does not grant stock appreciation rights or award restricted stock to any of its executive officers, and has not adjusted or amended the exercise price of any stock option previously granted. The Company also has no long-term incentive compensation plan under which the award of benefits is a function of changes in the market price of the Common Stock or other performance criteria.

     Along with most other employees of the Company, the five previously identified executive officers participate in the Company's Pension Plan, which is a defined benefit plan meeting regulatory requirements. Benefits under the Pension Plan, payable upon normal retirement at the age of sixty-five as a life annuity or an actuarial equivalent thereof, are based upon age, length of service and an average of the participant's five highest consecutive years of compensation.

     The Company also has a Supplemental Retirement Program for the five previously identified executive officers, as well as certain other key employees, which is a non-qualified program governed by individualized agreements between each of those individuals and the Company. The program provides supplemental benefits that are generally computed at 50% of the average of the participant's annual salary and bonus for the immediately preceding five years, less the benefit payable from the aforementioned Pension Plan. The program normally gives full supplemental benefits to participants who retire after attaining the age of sixty-five or partial benefits at retirement after the age of fifty-five based upon the actual years of service. The occurrence of certain events resulting in a change of corporate control may accelerate the vesting and payment of partial benefits. In addition, there are provisions for benefits in the event of death or disability while employed, regardless of the age of the participant.

     Inasmuch as the five previously identified executive officers of the Company will, by their normal retirement at the age of sixty-five, have become eligible for a full benefit under the combination of the Pension Plan and the Supplemental Retirement Program described above, their respective years of service will not be a factor in calculating the annual benefits that will become payable to them at normal retirement. Those benefits may be estimated, depending upon their respective average compensation, from the following table:

                            RETIREMENT BENEFIT TABLE

                         Average                Annual
                       Remuneration            Benefit
                       ------------           ---------
                        $150,000              $ 75,000
                         200,000               100,000
                         400,000               200,000
                         600,000               300,000
                         800,000               400,000

     The following table indicates the beneficial ownership of the Common Stock by each of the five previously identified executive officers of the Company and by all directors and executive officers as a group, as of the record date for the Annual Meeting, except as otherwise noted:

                        SECURITY OWNERSHIP OF MANAGEMENT

                                               Number
                                                 of         Percent of      Nature of
                       Name                   Shares(1)    Outstanding      Ownership
        ----------------------------------   -----------   ------------    ------------
        Mr. Koontz........................     130,155     Less than 1%       Direct
        Mr. O'Neil........................      33,083     Less than 1%       Direct
        Mr. Keating.......................      11,456     Less than 1%       Direct
        Mr. Marold........................      23,476     Less than 1%       Direct
        Mr. Vos...........................      21,998     Less than 1%       Direct
        All directors and executive
          officers as a group(2)..........   2,556,651        14.6%           Direct

- ---------------

(1) The figures in the table for the named individuals include options to purchase shares which are currently exercisable by each of them under the Company's Stock Option Plans or which will become exercisable within sixty days after the record date for the Annual Meeting. The figures also include shares held by the trustees of the Employees' Stock Purchase Plan for the benefit of each named individual. Although the most recent balances reported by the Employees' Stock Purchase Plan as of the date hereof did not yet include contributions made during the fiscal quarter ended January 31, 1995, such contributions represented not more than an additional 50 shares for any individual named in the table or other person in the identified group.

(2) In addition to the current directors and the five officers named in the table, this group includes three other officers. Because certain officers in the group are trustees of the Employees' Stock Purchase Plan and as such have the right to vote the shares held by that plan on behalf of its participants, they may be deemed to be beneficial owners of the 489,722 shares held by the plan as of the record date, and those shares are therefore included in the total shown as beneficially owned by the group. Also included are options to purchase 137,017 shares under the Company's Stock Option Plans which are currently exercisable by members of the group or will become exercisable within sixty days after the record date.

- ---------------

Report of the Compensation and Nominating Committee of the Board of Directors on Executive Compensation

     The Compensation and Nominating Committee of the Board of Directors submits this report as a summary of policies and practices applicable to the compensation of the Company's executive officers, including the five named on the preceding pages, during the Company's 1994 fiscal year. In the Committee's opinion, the compensation received by the Company's executive officers during fiscal 1994 was consistent with the long-standing policies that govern the compensation of the Company's key executives generally and was altogether appropriate and in keeping with the best interests of the Company, its employees and its shareholders.

     The Company continues to be the industry leader in a highly specialized field characterized by strong competitive pressures and stringent requirements for personalized service, confidentiality, accuracy and fast turnaround in the preparation, printing and distribution of financial, corporate and commercial documentation. To attain and maintain this position through the employment and retention of capable key executives, the Company has established an executive compensation program which properly recognizes each executive's contributions to the Company's operating performance based upon the attainment of targeted profitability as well as the accomplishment of other planned objectives. The policy of the Company is to keep salaries for its key executives, including that of the Chief Executive Officer, at modest but competitive levels. These salaries are augmented by incentive compensation which appropriately recognizes individual performance during the year that has resulted primarily in the achievement of targeted levels of profitability and also, to a lesser degree, in the accomplishment of certain defined, strategic objectives both quantitative and qualitative. The latter objectives include the successful integration of new products and services and newly acquired business units, introduction of new technologies, improvement of internal organization with special emphasis on networking and internal coordination, continued heightening of quality awareness, operational efficiencies, significant cost-reductions, and for some individuals other objectives. A careful application of these guidelines during fiscal 1994 determined the aggregate compensation disclosed on the preceding pages for the five named individuals as well as the remuneration for other key executives of the Company.

     With respect to the Chief Executive Officer's incentive compensation, the primary determinant is reaching a predetermined, targeted level of net income for the Company. This performance is measured by employing a formula which uses net income as its basis. For 1994 the Committee decided to provide an additional amount of incentive compensation to the Chief Executive Officer. This additional amount was principally attributable to net income having exceeded the targeted level and also reflected the Committee's subjective assessment of certain qualitative factors which resulted in the long-term strengthening of the Company including the specific strategic objectives listed in the preceding paragraph.

     Periodic incentive stock option grants are proposed by the Chief Executive Officer for the Company's key employees other than himself and are subject to approval by the Committee. The Committee also established an incentive stock option grant for the Chief Executive Officer for 1994. The purposes of the option plans described elsewhere in this Proxy Statement are not only to retain capable executive officers and other key employees, but also to provide an inducement for them to promote the best, long-term interests of the Company and its shareholders through their direct ownership of the Common Stock. The number of options granted in each case is determined by the grantee's individual performance and opportunity for contribution to the overall profitability of the Company. Value added to the Company through these sustained efforts may be reflected in an appreciating equity position for each optionee as his or her options become exercisable on an incremental basis over a period of years.

     During fiscal 1994, all the actions and recommendations of this Committee which required Board approval were ratified unanimously by the full Board of Directors. Furthermore, it should be noted that the specific profit targets, strategic objectives, details of the formula used in calculating the Chief Executive Officer's incentive compensation, and other quantitative or qualitative factors considered by the Committee involved confidential business information, and the specific disclosure thereof might have a substantial adverse effect on the Company.

     This report was submitted on December 14, 1994 by the undersigned, being all the members of the Compensation and Nominating Committee:

                                          H. Marshall Schwarz, Chairman
                                          John R. Haire
                                          Wendell M. Smith
                                          Beverley B. Wadsworth

Performance Graph

     The following graph compares on a cumulative basis the yearly percentage change over the last five fiscal years in (a) the total stockholder return on the Company's Common Stock with (b) the total return on the Standard & Poor's 500 Index ("S&P 500") and (c) the total return on the Standard & Poor's Specialized Services Index ("Specialized Services"). Such yearly percentage change has been measured by dividing (i) the sum of (A) the amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end and that at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The price of each unit has been set at $100 on October 31, 1989, in the preparation of the graph.

     The S&P 500 has been selected for comparison as a broad equity market index. The Specialized Services index, previously known as the Standard & Poors Commercial Services index, was originally chosen for comparison as a peer group, in part, because it included the Company itself. Although Standard & Poor's created a newer, more focused industry group in February 1994 consisting of the Company and eighteen other printing firms, and accordingly removed the Company from Specialized Services at the same time, the Company will continue to compare Specialized Services as its peer group until the newer Standard & Poor's index of printers offers a full five-year history for comparison, or at least until a more suitable index becomes available. The Specialized Services index includes the capital-weighted performance results of companies classified in specialized services which are also included in the S&P 500.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG BOWNE & CO., INC., S&P 500 AND SPECIALIZED SERVICES
                        (FISCAL YEARS ENDING OCTOBER 31)

      MEASUREMENT PERIOD         BOWNE & CO.,                     SPECIALIZED
    (FISCAL YEAR COVERED)            INC.           S&P 500        SERVICES
           1989                    100.00           100.00          100.00
           1990                     77.04            92.52           77.13
           1991                    115.82           123.51           90.45
           1992                    130.32           135.81           89.32
           1993                    189.36           156.10           82.08
           1994                    150.99           162.14           82.23

     The immediately preceding sections entitled "Report of the Compensation and Nominating Committee of the Board of Directors on Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission, will not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

Ratification of Appointment of Auditors

     At its meeting held December 15, 1994, the Board of Directors appointed the accounting firm of Ernst & Young LLP ("Ernst & Young") to be the auditors of the Company for the fiscal year ending October 31, 1995, subject to the ratification of such appointment by the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting. Ernst & Young is considered to be a well-qualified firm. Should a majority of the shares duly voted at the Annual Meeting fail to concur in the appointment of Ernst & Young, the selection of auditors will be reconsidered by the Board of Directors.

     The Company has been informed that neither Ernst & Young nor any member thereof has any relationship with the Company or its subsidiaries other than that arising from such firm's employment as auditors. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they wish, and to respond to appropriate stockholders' questions, if any.

     The firm of Ernst & Young has served as the Company's auditors since 1991. The services rendered by Ernst & Young to the Company with respect to the 1994 fiscal year included (1) examination of the consolidated financial statements contained in the Company's Annual Report to Stockholders and in its Annual Report on Form 10-K, (2) examination of the financial statements of the Company's employee benefit plans, (3) consultation on various accounting matters, (4) meetings with the Audit Committee of the Board of Directors, (5) preparation of federal and state tax returns for the Company and its subsidiaries, (6) tax services in connection with the Company's employee benefit plans, and (7) miscellaneous tax services as required. The Audit Committee annually reviews the services rendered by the Company's auditors and the possible effect thereof on auditor independence and has approved the nature of such services.

     The Board of Directors recommends a vote for the ratification of the appointment of Ernst & Young as the Company's auditors for the fiscal year ending October 31, 1995. The vote required for such ratification is a majority of the votes duly cast by stockholders entitled to vote at the Annual Meeting.

Insurance Statement

     Pursuant to New York State law, stockholders are advised that the Company has renewed its insurance policy covering directors and officers of the Company and of its subsidiaries against certain liabilities they may incur in performing their duties. The policy also insures the Company against obligations to indemnify those same individuals for such liabilities. This coverage is provided by Federal Insurance Company for one year commencing June 16, 1994 with a premium of $119,780.

Other Matters

     Although there is no business, so far as is now known to the Company, except that set forth above to be presented for action by the Company's stockholders at the Annual Meeting, it is intended that the shares represented by the proxies solicited herewith will be voted on any other matters and proposals that may properly come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein as attorneys-in-fact and agents unless contrary instructions are received.

Proposals of Security Holders

     A proposal by a security holder intended to be presented at the Company's 1996 Annual Meeting of Stockholders and to be included in the Proxy Statement therefor must be received at the Company's principal executive offices at 345 Hudson Street, New York, New York 10014, marked to the attention of the Corporate Secretary, no later than October 6, 1995.

                            ------------------------

                           AVAILABILITY OF FORM 10-K

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF THAT STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE ADDRESSED TO:
DOUGLAS F. BAUER, CORPORATE SECRETARY, BOWNE & CO., INC., 345 HUDSON STREET, NEW YORK, NEW YORK 10014.

- --------------------------------------------------------------------------------

    PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
       ENCLOSED REPLY ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF
                         MAILED IN THE UNITED STATES.

- --------------------------------------------------------------------------------

[BOWNE LOGO]

BOWNE & CO., INC.                                                      P R O X Y
345 HUDSON STREET
NEW YORK, N.Y. 10014


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


    Revoking any prior appointment, the undersigned hereby appoints Richard H. Koontz and Douglas F. Bauer, and each of them, attorneys-in-fact and agents with power of substitution, to vote as proxy for the undersigned as herein stated, at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, March 23, 1995, beginning at 11:00 A.M. local time, and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.


    THE SHARES COVERED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS; AND (3) IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS-IN-FACT AND AGENTS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.


     The undersigned hereby acknowledges receipt of a copy of the Proxy Statement which was mailed to stockholders beginning on or about February 3, 1995, relating to such Annual Meeting.


                      (Continued, and to be dated and signed, on the other side)

- --------------------------------------------------------------------------------

        MARK BOXES /-/ OR /X/ IN BLUE OR BLACK INK. THEN SIGN, DATE AND
            RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.    Election of two Class II Directors:

                       Robert M. Conway
                       Thomas O. Stanley


            FOR BOTH               AGAINST BOTH
      / /   NOMINEES         / /     NOMINEES        / /   EXCEPTIONS*


             *To withhold authority to vote for either nominee, mark
              the box for "Exceptions" and strike out that nominee's name.


2. Ratification of the appointment of Ernst & Young LLP as auditors for fiscal 1995:


            FOR  / /        AGAINST  / /      ABSTAIN  / /


3. The proxies are authorized to vote in accordance with their discretion on such other business as may properly come before the meeting.


                              (Signatures should conform exactly to name imprinted on this card. Executors, administrators, guardians, trustees, attorneys-in-fact and officers signing for corporations should state full title or signatory capacity.)

                              Dated ____________________________________, 1995


                              Signed _________________________________________


                              ________________________________________________

[BOWNE LOGO]

                                                                     P R O X Y


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    Revoking any prior appointment, the undersigned hereby appoints Richard H. Koontz and Douglas F. Bauer, and each of them, attorneys-in-fact and agents with power of substitution, to vote as proxy for the undersigned as herein stated, at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, March 23, 1995, beginning at 11:00 A.M. local time, and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

    THE SHARES COVERED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
(1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINT OF AUDITORS; AND (3) IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS-IN-FACT AND AGENTS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.

    The undersigned hereby acknowledges receipt of a copy of the Proxy Statement which was mailed to all stockholders of record beginning on or about February 3, 1995, relating to such Annual Meeting.

                      (Continued, and to be dated and signed, on the other side)

                                    BOWNE & CO., INC.
                                    P.O. Box 11066
                                    New York, N.Y. 10203-0066

- --------------------------------------------------------------------------------

  MARK BOXES /X/ IN BLUE OR BLACK INK. THEN SIGN, DATE AND RETURN THIS CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE.


1.    Election of two Class II Directors:

                       Robert M. Conway
                       Thomas O. Stanley


      FOR BOTH              AGAINST BOTH
      NOMINEES   / /          NOMINEES    / /      EXCEPTIONS*   / /


             *TO WITHHOLD AUTHORITY TO VOTE FOR EITHER NOMINEE, MARK
              THE BOX FOR "EXCEPTIONS" AND STRIKE OUT THAT NOMINEE'S NAME.


2. Ratification of the appointment of Ernst & Young LLP as auditors for fiscal 1995:


            FOR  / /        AGAINST  / /      ABSTAIN  / /


3. The proxies are authorized to vote in accordance with their discretion on such other business as may properly come before the meeting.


        IF YOU HAVE NOTED AN ADDRESS CHANGE OR COMMENTS ON EITHER SIDE
                OF THIS CARD, PLEASE MARK HERE:  / /


                              (Signatures should conform exactly to name imprinted on this card. Executors, administrators, guardians, trustees, attorneys-in-fact and officers signing for corporations should state full title or signatory capacity.)

                              Dated ____________________________________, 1995


                              Signed _________________________________________


                              ________________________________________________

[BOWNE LOGO]

BOWNE & CO., INC.                                     VOTING INSTRUCTIONS
345 HUDSON STREET                               (EMPLOYEES' STOCK PURCHASE PLAN)
NEW YORK, N.Y. 10014


        YOUR SIGNATURE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    Revoking any prior instructions, the undersigned participant in the Bowne & Co., Inc. Employees' Stock Purchase Plan (the "Plan"), as beneficial owner of certain shares under the Plan, hereby instructs the Trustees of the Plan and their proxies to vote as indicated on the reverse side hereof at the Annual Meeting of Stockholders of Bowne & Co., Inc., to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, March 23, 1995, beginning at 11:00 A.M. local time, and at any adjournment thereof, with respect to the aggregate number of shares held by the Trustees for the account of the undersigned as of February 1, 1995. Any shares under the Plan as to which no such voting instructions are received will be voted by the Trustees in their sole discretion.

    Please do not use this card to notify the Company of a change of address. The undersigned hereby acknowledges receipt of a copy of the Proxy Statement which was mailed to all Plan participants on or about February 3, 1995, relating to such Annual Meeting.

                      (Continued, and to be dated and signed, on the other side)

- --------------------------------------------------------------------------------

       MARK BOXES  /-/ OR /X/ IN BLUE OR BLACK INK. THEN SIGN, DATE AND
            RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.    Election of two Class II Directors:

                       Robert M. Conway
                       Thomas O. Stanley


            FOR BOTH              AGAINST BOTH
      / /   NOMINEES        / /     NOMINEES          / /   EXCEPTIONS*


             *To withhold authority to vote for either nominee, mark
              the box for "Exceptions" and strike out that nominee's name.


2. Ratification of the appointment of Ernst & Young LLP as auditors for fiscal 1995:


            FOR  / /        AGAINST  / /      ABSTAIN  / /


3. The proxies are authorized to vote in accordance with their discretion on such other business as may properly come before the meeting.



                                     (Signatures should conform exactly to name imprinted on this card.)

                                     Dated ________________________________,1995

                                     Signed ____________________________________